Exhibit 99.1

Index to Condensed Consolidated Financial Statements

Genworth Financial Mortgage Insurance Pty Ltd

Page
Financial Statements:
Condensed Consolidated Statements of Income for the three months ended March 31, 2007 and 2006	2
Condensed Consolidated Balance Sheets as of March 31, 2007 and December 31, 2006	3
Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2007 and 2006	4
Notes to Condensed Consolidated Financial Statements	5

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(US dollar amounts in thousands)

(Unaudited)

The unaudited interim financial information has not been reviewed by an independent registered public accounting firm.

	Three months ended March 31,
	2007	2006
Revenues:
Net premiums earned	$67,631	$50,650
Net investment income	22,213	16,509
Net realized investment gains	78	—
Other income/(expenses)	1,153	(302)

Total revenues	91,075	66,857

Losses and expenses:
Net losses and loss adjustment expenses	30,868	14,511
Acquisition and operating expenses, net of deferrals	11,837	8,915
Amortization of deferred acquisition costs and intangibles	5,271	3,736

Total losses and expenses	47,976	27,162

Income before income taxes	43,099	39,695
Provision for income taxes	12,751	11,951

Net income	$30,348	$27,744

See Notes to Condensed Consolidated Financial Statements

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

CONDENSED CONSOLIDATED BALANCE SHEETS

(US dollar amounts in thousands, except share amounts)

The unaudited interim financial information has not been reviewed by an independent registered public accounting firm.

	March 31, 2007 (unaudited)	December 31, 2006 (audited)
Assets
Fixed maturity securities available-for-sale, at estimated fair value	$1,343,687	$1,244,743
Cash and cash equivalents	504,045	254,414
Accrued investment income	23,841	22,465
Prepaid reinsurance premium	1,935	2,094
Deferred acquisition costs	39,612	37,929
Goodwill	6,044	5,904
Deferred tax assets, net	3,601	3,268
Other assets	21,950	23,772

Total assets	$1,944,715	$1,594,589

Liabilities and stockholder’s equity
Liabilities:
Reserve for losses and loss adjustment expenses	$118,456	$105,333
Unearned premiums	737,964	687,466
Related party payables	24,992	59,229
Other liabilities and accrued expenses	92,938	53,152

Total liabilities	974,350	905,180

Stockholder’s equity:
Ordinary shares—No par value; 1,356,558,500 and 1,066,558,500 shares authorized and issued as of March 31, 2007 and December 31, 2006	—	—
Additional paid in capital	539,946	304,530

Accumulated other comprehensive income, net of tax:
Net unrealized investment losses	(12,268)	(11,405)
Foreign currency translation adjustments	99,831	83,776

Total accumulated other comprehensive income	87,563	72,371
Retained earnings	342,856	312,508

Total stockholder’s equity	970,365	689,409

Total liabilities and stockholder’s equity	$1,944,715	$1,594,589

See Notes to Condensed Consolidated Financial Statements

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(US dollar amounts in thousands)

(Unaudited)

The unaudited interim financial information has not been reviewed by an independent registered public accounting firm.

	Three months ended March 31,
	2007	2006
Cash flows from operating activities:
Net income	$30,348	$27,744
Adjustments to reconcile net earnings to net cash provided by operating activities:
Amortization of investment discounts and premiums	634	1,375
Net realized investment gains	(78)	—
Acquisition costs deferred	(5,867)	(5,279)
Amortization of deferred acquisition costs and intangibles	5,271	3,736
Deferred income taxes	(268)	1,626
Corporate overhead allocation	2,160	2,861
Change in certain assets and liabilities:
Accrued investment income and other assets	(345)	(6,157)
Reserve for losses and loss adjustment expenses	10,270	5,402
Unearned premium	33,626	41,522
Other liabilities	4,768	1,815

Net cash from operating activities	80,519	74,645

Cash flows from investing activities:
Proceeds from maturities and repayments of fixed maturities	11,316	11,942
Purchases of fixed maturities	(80,356)	(32,495)
Payments for equipment and software	—	(983)

Net cash from investing activities	(69,040)	(21,536)

Cash flows from financing activities:
Capital contribution received	235,012	—

Net cash from financing activities	235,012	—

Effect of exchange rate changes on cash and cash equivalents	3,140	(3,978)

Net change in cash and cash equivalents	249,631	49,131

Cash and cash equivalents at beginning of period	254,414	139,452

Cash and cash equivalents at end of period	$504,045	$188,583

See Notes to Condensed Consolidated Financial Statements

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Three Months Period Ended March 31, 2007 and 2006

The unaudited interim financial information has not been reviewed by an independent registered public accounting firm.

(1) Nature of Business, Formation of Genworth Mortgage and Basis of Presentation

Genworth Financial Mortgage Insurance Pty Ltd (“Genworth Mortgage” or “the Company” as appropriate) offers mortgage insurance products in Australia and New Zealand and is headquartered in Sydney, Australia. In particular, the Company offers primary mortgage insurance, known as “lenders mortgage insurance,” or LMI, and portfolio credit enhancement policies. The principal product is LMI, which is generally single premium business and provides 100% coverage of the loan amount in the event of a mortgage default.

The Company’s condensed consolidated financial statements are unaudited and have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and rules and regulations of the United States Securities and Exchange Commission (“SEC”) disclosure requirements for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete consolidated financial statements. These condensed consolidated financial statements include all adjustments considered necessary by management to present a fair statement of the financial position, results of operations, and cash flow for the periods presented. The results reported in these condensed consolidated financial statements should not be regarded as necessarily indicative of results that may be expected for the entire year. The condensed consolidated financial statements included herein should be read in conjunction with the audited financial statements and related notes contained in our 2006 year end financial statements on Form 8-K furnished on March 15, 2007.

The Company’s management has determined that the Company has one reportable operating segment, mortgage insurance.

Genworth Mortgage, formerly GE Mortgage Insurance Company Pty Ltd, is a wholly-owned subsidiary of Genworth Financial Mortgage Insurance Holdings Pty Ltd and was incorporated in Australia on November 10, 2003. The ultimate parent company of Genworth Mortgage is Genworth Financial, Inc. (“Genworth”). Genworth is a company incorporated in Delaware on October 23, 2003. GE Mortgage Insurance Company Pty Ltd changed its name to Genworth Financial Mortgage Insurance Pty Ltd on November 28, 2005.

The condensed consolidated financial statements have been prepared on the basis of U.S. GAAP. Preparing financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from those estimates.

The condensed consolidated financial statements are presented in US dollars. The accompanying financial statements include Genworth Financial Mortgage Indemnity Limited and are prepared on a consolidated basis. All intercompany transactions have been eliminated in the consolidated financial statements.

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Three Months Period Ended March 31, 2007 and 2006

The unaudited interim financial information has not been reviewed by an independent registered public accounting firm.

(2) Accounting Pronouncements

Recently adopted

On January 1, 2007, we adopted Financial Accounting Standards Board (“FASB”) Interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes. This guidance clarifies the criteria that must be satisfied to recognize the financial statement benefit of a position taken in our tax returns. The criteria for recognition in the consolidated financial statements set forth in FIN No. 48 require an affirmative determination that it is more likely than not, based on a tax position’s technical merits, that we are entitled to the benefit of that position. The adoption of this interpretation did not have a material impact on the consolidated results of operations and financial position.

Upon adoption of FIN No. 48 on January 1, 2007, there were no unrecognized tax benefits, accrued interest or penalties.

We file Australian income tax returns and are not currently under examination by the Australia Taxation Office. We are no longer subject to examination for tax years prior to 2002.

On January 1, 2007, we adopted the American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) 05-1, Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection With Modifications or Exchanges of Insurance Contracts. This statement provides guidance on accounting for deferred acquisition costs and other balances on an internal replacement, defined broadly as a modification in product benefits, features, rights, or coverages that occurs by the exchange of an existing contract for a new contract, or by amendment, endorsement, or rider to an existing contract, or by the election of a benefit, feature, right, or coverage within an existing contract. The adoption of this interpretation did not have a material impact on the consolidated results of operations and financial position.

Not yet adopted

In September 2006, FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective for us on January 1, 2008. We do not expect SFAS No. 157 to have a material impact on our consolidated financial statements.

In February 2007, FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. This statement provides an option to report selected financial assets and liabilities, including insurance contracts, at fair value. SFAS No. 159 will be effective for us on January 1, 2008. We have not decided whether we will elect the fair value option for any financial assets or liabilities; and therefore, do not know the impact, if any, SFAS No. 159 will have on our consolidated financial statements.

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Three Months Period Ended March 31, 2007 and 2006

The unaudited interim financial information has not been reviewed by an independent registered public accounting firm.

(3) Statutory Accounting

Genworth Mortgage prepares financial statements for its regulator, the Australian Prudential Regulation Authority (“APRA”) in accordance with the accounting practices prescribed by the regulator, which is a comprehensive basis of accounting other than U.S. GAAP. The main differences are as follows:

•	Premium is recognized on a cash receipts basis;

•	Unearned premium and deferred acquisition costs are not recognized;

•	A premium liability is recognized representing the unexpired risk portion of insurance policies written. The premium liability is valued as the present value of the expected future claim payments.

•	Loss and loss adjustment expense reserves include a risk margin and are discounted to present value.

The Company’s APRA net income after tax, capital base, minimum capital requirement and solvency ratio as of, and for the year ended are as follows:

(US Dollar amounts in thousands)	As Reported 2006	As Revised 2006
APRA net income after tax	$178,953	$199,400

APRA capital base	$1,015,265	$1,291,532
APRA minimum capital requirement	$848,315	$1,203,509
APRA solvency ratio	1.20	1.07

The APRA solvency ratio is the combined amounts of Genworth Financial Mortgage Insurance Pty Ltd and its wholly-owned subsidiary, Genworth Financial Mortgage Indemnity Limited.

Under the prudential regulation framework in Australia, mortgage insurers are required to establish a catastrophic risk charge defined as a 1 in 250 year event. The Company is required to maintain adequate capital to fund this charge, in addition to normal insurance liabilities, by ensuring that its capital base exceeds its minimum capital requirement at all times.

The APRA solvency ratio at December 31, 2006 was reported as 1.20. APRA revised the prudential supervision of LMI with effect from January 1, 2006. These revisions strengthened the LMI capital and reporting framework and resulted in increased minimum capital requirements for LMI providers. During the first quarter of 2007, the Company recalculated its APRA solvency ratio to include the effect of financed premiums and under that recalculation the APRA solvency ratio at December 31, 2006 was 1.07.

On March 30, 2007, the Company received a capital contribution of $234 million from its parent company, Genworth Financial Mortgage Insurance Holdings Pty Ltd as part of its regulatory capital management plan. As of March 31, 2007, the APRA solvency ratio is 1.30.